UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 28, 2011

ARIAD Pharmaceuticals, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-21696	22-3106987
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

26 Landsdowne Street, Cambridge, Massachusetts	02139
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (617) 494-0400

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

(b) and (d)

On April 28, 2011, upon the recommendation of the Nominating and Corporate Governance Committee, the Board of Directors (the “Board”) of ARIAD Pharmaceuticals, Inc. (the “Company”) appointed Norbert G. Riedel, Ph.D., corporate vice president and chief scientific officer of Baxter International Inc., a diversified healthcare company, to the Board.  Dr. Riedel was appointed to serve as a Class 2 director until the 2011 Annual Meeting of Stockholders on June 23, 2011 (the “2011 Annual Meeting”) and until his successor has been duly elected and qualified, or until his earlier death, resignation, retirement or removal.  Dr. Riedel has been nominated for re-election at the 2011 Annual Meeting and is included as one of the director nominees in the Company’s proxy statement for the meeting.  In addition, Dr. Riedel will serve as a member of the Compensation Committee of the Board, effective as of June 1, 2011.

Dr. Riedel, 53, has nearly twenty years of global pharmaceutical research, development and commercial experience, including being president and general manager of the recombinant therapeutic proteins business at Baxter and head of worldwide biotechnology and worldwide core research functions at Hoechst-Marion Roussel, now Sanofi-Aventis.

Dr. Riedel has been a member of the Supervisory Board of MediGene, AG, a biotechnology company, since 2003.  He is a member of the Board of Directors of the Illinois Biotechnology Industry Organization and also serves on the Advisory Board of Northwestern University's Kellogg School of Management Center for Biotechnology, and the McCormick School of Engineering. Most recently, Illinois Governor Pat Quinn appointed him to the newly formed Illinois Innovation Council.

Dr. Riedel has held numerous academic positions in medicine and biochemistry at prestigious institutions.  Dr. Riedel was a postdoctoral fellow at Harvard University from 1984 to 1987 and an assistant professor and associate professor of medicine and biochemistry at Boston University School of Medicine from 1987 to 1991.  He was a visiting professor at Massachusetts Institute of Technology in 1992, is an adjunct professor at Boston University School of Medicine and an adjunct professor of medicine at Northwestern University's Feinberg School of Medicine. In 2009, Dr. Riedel was elected as a member of the Austrian Academy of Sciences.

Dr. Riedel received his Diploma in biochemistry from the University of Frankfurt in 1981 and his Ph.D. in biochemistry from the University of Frankfurt in 1983.

There are no arrangements or understandings between the Company and any other person pursuant to which Dr. Riedel was elected as a director, nor are there any transactions between Dr. Riedel and the Company in which he has a direct or indirect material interest that the Company is required to report pursuant to the rules and regulations of the Securities and Exchange Commission.

Prior to the appointment of Dr. Riedel to the Board, Dr. A. Collier Smyth, a member of the Board since 2009, resigned from his position as a director and as a member of all committees of the Board on which he served, effective April 28, 2011, as a result of accepting an executive-level position with another biotechnology company.  In his letter of resignation, Dr. Smyth noted that his resignation was not due to any disagreement with the Company relating to its operations, policies or practices.

A copy of the press release announcing the election of Dr. Riedel to and the resignation of Dr. Smyth from the Board is being filed herewith as Exhibit 99.1 and is incorporated by reference herein.

ITEM 9.01	Financial Statements and Exhibits
(d) Exhibits
Exhibit No.	Description

99.1	Press Release dated May 2, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARIAD Pharmaceuticals, Inc.

Date:	May 2, 2011	By:	/s/ Edward M. Fitzgerald
Edward M. Fitzgerald
Executive Vice President, Chief Financial Officer

Exhibit Index

Exhibit Number	Description

99.1	Press Release dated May 2, 2011.

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